Intermec, Inc. 6001 36Pth Avenue West Everett, WA 98203-1264 TUwww.intermec.comUTH

Contact:

Geoff Buscher                                                                                            Kellen Davison
Investor Relations                                                                                     Public Relations
425-265-2472                                                                                                425-265-2172
investorrelations@intermec.com                                                             kellen.davison@intermec.com

INTERMEC COMPLETES ACQUISITION OF VOCOLLECT

EVERETT, WA – March 3, 2011 – Intermec, Inc. (NYSE: IN) today announced the successful completion of its previously announced acquisition of Vocollect, Inc., the industry-leading provider of voice-centric solutions for mobile workers worldwide. As announced on January 18, 2011, Joseph S. Pajer, Vocollect’s president, will report directly to Patrick J. Byrne, Intermec’s president and chief executive officer.  Vocollect will operate as a business unit of Intermec, and will remain located in Pittsburgh, Pennsylvania.

“This acquisition strengthens Intermec’s position as the leading provider of rugged mobile business solutions in the warehouse market,” said Mr. Byrne. “We are confident that the addition of Vocollect to our solutions portfolio will deliver great value for our customers, who are always looking to improve the accuracy, productivity and safety of warehouse operations and other strategic business systems.”

“The Vocollect team is very proud and excited to join Intermec,” said Mr. Pajer.  “In the past we have addressed important customer opportunities together, and now that Vocollect is a member of the Intermec family, together we will be able to offer the most integrated and comprehensive warehouse offering of mobile worker technology solutions in the industry.”

The aggregate all-cash purchase price was $190 million plus approximately $7 million of adjustments. These costs were funded with $97 million from the Company's recently amended $100 million, three-year, secured revolving credit facility, as well as a net $100 million from the Company's balance sheet. Deal related transaction and transition costs of $8 to $9 million incurred in fiscal year 2011 and any net working capital adjustment are expected to be funded with cash from the Company's operations.

For the first quarter of 2011, but limited to the approximately four weeks following closing of the acquisition, the Company expects that Vocollect will add approximately $10 million to consolidated Intermec revenue, and that income before taxes attributable to Vocollect operations will be approximately breakeven, including the impact of approximately $1 million of amortization.  Transaction-related costs are expected to be $6 to $6.5 million in the first quarter.

The acquisition is expected to be accretive to Intermec’s GAAP earnings per share for the fiscal year by the end of 2011.

About Intermec

Intermec Inc. (NYSE:IN) develops and integrates products, services and technologies that identify, track and manage supply chain assets and information. Core technologies include rugged mobile computing and data collection systems, bar code printers, label media, and RFID. The Company’s products and services are used by customers in many industries worldwide to improve the productivity, quality and responsiveness of business operations. For more information about Intermec, visit www.intermec.com or call 800-347-2636.

Forward-Looking Statements

Statements made in this release and any related statements that express our or our management’s intentions, hopes, indications, beliefs, expectations, guidance, estimates, forecasts or predictions of the future constitute forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, and relate to matters that are not historical facts. Such forward-looking statements include, without limitation, statements about our view of general economic and market conditions, our revenue, expense, earnings or financial outlook for the current or any future period, our ability to develop, produce, market or sell our products, either directly or through third parties, reduce or control expenses, improve efficiency, realign resources, continue operational improvement and year-over-year or sequential growth, and about the applicability of accounting policies used in our financial reporting. They also include, without limitation, statements about future financial and operating results of our company after the acquisition of Vocollect and benefits of the acquisition.  These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change.  Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors include:  (a) our ability to leverage the Vocollect products to enable us to expand our position in the warehouse market; and (b) our ability to successfully integrate and market the Vocollect products.  These risk factors also include, but are not limited to, risks and uncertainties described more fully in our reports filed or to be filed with the Securities and Exchange Commission, including, but not limited to, the risk factors set forth in our current report on Form 8-K filed in connection with the completion of the merger, our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are available on our website at www.intermec.com.